EXHIBIT 99.2
ANGEL Learning, Inc.
Accountants’ Report and Financial Statements
December 31, 2008 and 2007

ANGEL Learning, Inc.
December 31, 2008 and 2007

Independent Accountants’ Report
Board of Directors
ANGEL Learning, Inc.
Indianapolis, Indiana
We have audited the accompanying balance sheets of ANGEL Learning, Inc. as of December 31, 2008 and 2007, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of ANGEL Learning, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ BKD, llp
April 28, 2009

ANGEL Learning, Inc.
Balance Sheets
December 31, 2008 and 2007

	2008	2007
Assets

Current Assets
Cash and cash equivalents	$11,166,912	$5,953,764
Accounts receivable, net of allowance for doubtful accounts of $36,000 and $20,000	1,693,377	2,329,230
Prepaid expenses	390,768	300,717
Refundable income taxes	—	213,494
Deferred income taxes	96,000	439,000
Other current assets	273,851	58,906

Total current assets	13,620,908	9,295,111

Property and Equipment, net of accumulated depreciation	1,945,917	1,191,312

Security Deposit	42,832	—

Deferred Income Taxes	—	62,000

	$15,609,657	$10,548,423

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$179,523	$503,980
Income taxes payable	496,347	—
Accrued liabilities	1,420,419	1,452,848
Deferred revenue	10,083,174	7,437,885

Total current liabilities	12,179,463	9,394,713

Deferred Revenue	391,498	90,072

Deferred Rent	331,638	—

Deferred Income Taxes	115,000	—

Stockholders’ Equity
Common stock, $0.01 par value, authorized — 1,200,000 shares, issued and outstanding — 665,172 and 637,113 shares	6,653	6,372
Additional paid-in capital	398,781	1,066,210
Retained earnings (deficit)	2,186,624	(8,944)

Total stockholders’ equity	2,592,058	1,063,638

	$15,609,657	$10,548,423

See Notes to Financial Statements	2

ANGEL Learning, Inc.
Statements of Income
Years Ended December 31, 2008 and 2007

	2008	2007
Earned Revenue
Software	$12,324,717	$7,166,783
Hosting services	4,159,488	2,117,524
Professional services	4,131,900	3,966,442
Other	283,129	162,966

Total earned revenue	20,899,234	13,413,715

Cost of Earned Revenue	6,089,796	4,078,166

Gross Profit	14,809,438	9,335,549

Operating Expenses
Sales	4,899,264	4,224,149
Marketing	1,136,270	952,056
Research and development	1,802,975	1,863,096
General and administrative	3,706,867	2,014,808

Total operating expenses	11,545,376	9,054,109

Income From Operations	3,264,062	281,440

Other Income
Interest income	143,939	144,897
Other	48,078	494

	192,017	145,391

Net Income Before Provision For Income Taxes	3,456,079	426,831

Provision For Income Taxes	1,260,511	109,351

Net Income	$2,195,568	$317,480

See Notes to Financial Statements	3

ANGEL Learning, Inc.
Statements of Stockholders’ Equity
Years Ended December 31, 2008 and 2007

			Additional	Retained	Total
	Common Stock		Paid-in	Earnings	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity

Balance, January 1, 2007	602,550	$6,026	$743,241	$(326,424)	$422,843

Net income				317,480	317,480
Issuance of common stock upon exercise of options	34,563	346	180,735		181,081
Amortization of unearned compensation expense			142,234		142,234

Balance, December 31, 2007	637,113	6,372	1,066,210	(8,944)	1,063,638

Net income				2,195,568	2,195,568
Issuance of common stock upon exercise of options	58,984	590	248,965		249,555
Amortization of unearned compensation expense			191,649		191,649
Purchase of common stock	(30,925)	(309)	(1,108,043)		(1,108,352)

Balance, December 31, 2008	665,172	$6,653	$398,781	$2,186,624	$2,592,058

See Notes to Financial Statements	4

ANGEL Learning, Inc.
Statements of Cash Flows
Years Ended December 31, 2008 and 2007

	2008	2007

Operating Activities
Net income	$2,195,568	$317,480
Items not requiring (providing) cash	675,568	377,132
Depreciation
Amortization of unearned compensation expense	191,649	142,234
Deferred income taxes	520,000	264,000
Gain on sale of equipment	(191)	—
Changes in
Accounts receivable	635,853	(1,433,389)
Prepaid expenses	(90,051)	(126,883)
Refundable income taxes	213,494	(154,649)
Other current assets	(257,777)	(42,708)
Accounts payable	(324,457)	472,796
Accrued liabilities	795,556	614,231
Deferred revenues	2,946,715	4,153,194

Net cash provided by operating activities	7,501,927	4,583,438

Investing Activities
Purchases of equipment	(1,467,065)	(565,592)
Proceeds from sale of equipment	37,083	—
Deposits on equipment	—	(366,852)

Net cash used in investing activities	(1,429,982)	(932,444)

Financing Activities
Purchases of common stock	(1,108,352)	—
Proceeds from issuance of common stock in connection with exercise of stock options	249,555	181,081

Net cash provided by (used in) financing activities	(858,797)	181,081

Net Increase in Cash and Cash Equivalents	5,213,148	3,832,075

Cash and Cash Equivalents, Beginning of Year	5,953,764	2,121,689

Cash and Cash Equivalents, End of Year	$11,166,912	$5,953,764

Supplemental Cash Flows Information
Cash paid (refunded) for income taxes	$(24,067)	$196,055

See Notes to Financial Statements	5

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
Note 1: Nature of Operations and Summary of Significant Accounting Policies
     Nature of Operations
ANGEL Learning, Inc.’s (the Company) primary business activities are focused on providing pre-packaged course management software to higher education and K-12 organizations as well as to publishers and other business entities. Revenue comes from the licensing of software and delivery of services. ANGEL offers two primary products — the ANGEL Learning Management Suite (LMS) and ANGEL ePortfolio. ANGEL LMS is the predominate product.
The Company also provides application hosting services (AHS), assists customers with the LMS and ePortfolio software installation, conducts education and training, and offers project management and technical consulting. These services are sold separately from the licensing of the software and are of strategic importance both in terms of the revenue stream as well as in ensuring a positive experience for their customers.
ANGEL continues to make innovations to its core products as well as research and develop new product and service offerings. The Company’s focus on engaging its customers in the development process has provided the Company with a strategic competitive advantage and has enabled the Company to better align their development efforts with the needs of customers. This is evidenced by the Company’s high customer retention rates and the Company’s recognition by the CODiE awards as the best post secondary course management system for the previous three years.
     Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Cash and Cash Equivalents
The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2008 and 2007, cash equivalents consisted primarily of a National City Bank Money Market Fund.
The financial institution holding the Company’s cash accounts is participating in the FDIC’s Transaction Account Guarantee Program. Under that program, through December 31, 2009, all noninterest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount in the account.

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
Effective October 3, 2008, the FDIC’s insurance limits increased to $250,000. The increase in federally insured limits is currently set to expire December 31, 2009. At December 31, 2008, the Company’s interest-bearing cash accounts exceeded federally insured limits by approximately $10,754,000.
     Accounts Receivable
Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.
     Deferred Income Taxes
Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting bases and the tax bases of assets and liabilities. Deferred tax assets are also recognized for tax net operating loss carryforwards. These deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when such amounts are expected to reverse or be utilized. The realization of total deferred tax assets is contingent upon the generation of future taxable income. Valuation allowances are provided to reduce such deferred tax assets to amounts more likely than not to be ultimately realized.
     Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using primarily the straight-line method over the estimated useful lives of the assets:

Computer and office equipment	3 years
Furniture and fixtures	3 to 7 years
Leasehold improvements	life of the lease
When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. Expenditures for routine maintenance and repairs are charged to expense as incurred.

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
     Revenue Recognition and Deferred Revenue
The Company’s revenues are derived from sales of software licenses, support and maintenance, hosting revenues and professional services.
Revenue from software licenses and maintenance is recorded in accordance with the American Institute of Certified Public Accountants’ Statement of Position (SOP) 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. The Company’s software does not require significant modification and customization services. The Company begins to recognize software licensing revenues when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed and determinable; and (4) collectibility is probable.
The Company does not have vendor-specific objective evidence (VSOE) of fair value for support and maintenance separate from software. Accordingly, when licenses are sold in conjunction with the Company’s support and maintenance, license revenue is recognized over the term of the maintenance service period.
Hosting revenues are recorded in accordance with Emerging Issues Task Force, or EITF, 00-3, Application of AICPA SOP 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware. Hosting fees and set-up fees are recognized ratably over the term of the hosting agreement.
Professional services, which are generally contracted on a time-and-materials basis, consist of training as well as various consulting and technical services, are recognized as the services are provided.
The Company does not offer specified upgrades or incrementally significant discounts. Advance payments are recorded as deferred revenues until the product is shipped, services are delivered or obligations are met and the revenue can be recognized. Deferred revenues represent the excess of amounts invoiced over amounts recognized as revenues. Non-specified upgrades of the Company’s product are provided only on a when-and-if-available basis. Any contingencies, such as rights of return, conditions of acceptance, warranties and price protection, are accounted for under SOP 97-2. The effect of accounting for these contingencies included in revenue arrangements has not been material.
The Company has one contract for professional services for which profits and revenues are determined using the percentage-of-completion method of accounting. This contract was completed in 2008.
Profits and revenues using the percentage-of-completion method of accounting are determined by the ratio of costs incurred to date to the Company’s estimates of total anticipated costs. Such amounts necessarily are based on estimates, and the uncertainty inherent in the estimates initially is reduced progressively as work on the contract nears completion.

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
     Cost of Revenues
Cost of revenues include all direct materials, direct labor and those indirect costs related to revenue such as indirect labor, materials and supplies, equipment rent and amortization of software license rights.
     Software Development Costs
The Company accounts for software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized to the extent that the capitalizable costs do not exceed the realizable value of such costs, until the product is available for general release to customers. The Company defines the establishment of technological feasibility as the completion of all planning, designing, coding and testing activities that are necessary to establish products that meet design specifications including functions, features and technical performance requirements. Under the Company’s definition, establishing technological feasibility is considered complete only after the majority of client testing and feedback has been incorporated into product functionality. As of December 31, 2008 and 2007, the Company does not have any capitalized software since the Company incurs the majority of its development cost prior to establishing technological feasibility. The Company deems that the costs incurred after the development of a working model but before general release are immaterial.
     Stock Options
The Company has a share-based employee compensation plan, which is described more fully in Note 8. The Company accounts for this plan under the recognition and measurement principles of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment.
     Uncertain Tax Positions
In accordance with Financial Accounting Standards Board (FASB) Staff Position No. FIN 48-3, the Company has elected to defer the effective date of FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, until its fiscal year ended December 31, 2009. The Company has continued to account for any uncertain tax positions in accordance with literature that was authoritative immediately prior to the effective date of FIN 48, such as FASB Statement No. 109, Accounting for Income Taxes, and FASB Statement No. 5, Accounting for Contingencies.
     Reclassifications
Certain reclassifications have been made to the 2007 financial statements to conform to the 2008 financial statement presentation. These reclassifications had no effect on net earnings.

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
Note 2: Property and Equipment
Property and equipment consist of the following:

	2008	2007

Leasehold improvements	$109,154	$15,372
Furniture and fixtures	961,755	263,432
Computer equipment	1,782,719	1,236,461
Construction in process	—	32,077
Deposits on equipment	—	366,852

	2,853,628	1,914,194
Less accumulated depreciation	(907,711)	(722,882)

	$1,945,917	$1,191,312

Note 3: Line of Credit
The Company has a $500,000 revolving line of credit due on demand expiring on July 31, 2009. Interest is equal to prime less 0.25%, which was 3.00% at December 31, 2008. At December 31, 2008 and 2007, there were no borrowings against the line. The line is secured by the Company’s inventory, accounts, equipment and general intangibles.
Note 4: Operating Leases
During 2007, the Company entered into a non-cancelable operating lease for its office space. The term is for 73 months. The lease began February 1, 2008 and expires March 31, 2014. The Company also had a non-cancelable operating lease for its previous office space that expired on February 28, 2008. Rental expense totaled $546,511 in 2008 and $197,870 in 2007. In accordance with SFAS 13, rental expense is recognized ratably over the lease period, including those leases containing escalation clauses.
At December 31, 2008, future minimum lease payments for the next five years are as follows:

2009	$593,412
2010	622,034
2011	624,636
2012	653,269
2013	655,872
Thereafter	109,312

$3,258,535

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
Note 5: Income Taxes
Income tax expense consists of the following:

	2008	2007

Income tax expense
Taxes currently payable (refundable)	$740,511	$(154,649)
Deferred income taxes	520,000	264,000

Income tax expense	$1,260,511	$109,351

Reconciliation of federal statutory to actual tax expense:
Computed at the statutory rate (34%)	$1,175,067	$145,123
Increase (decrease) resulting from:
Permanent differences	18,523	63,317
State tax (net of federal benefit)	161,978	(7,260)
Credits	(95,000)	(94,369)
Other	(57)	2,540

Actual tax expense	$1,260,511	$109,351

The components of the net deferred tax asset (liability) recorded in the balance sheets are as follows:

	2008	2007

Deferred tax assets
Allowance for doubtful accounts	$20,100	$8,100
Stock option compensation	8,200	4,000
Deferred revenue	73,400	—
Deferred rent	153,300	—
Accrued expenses	18,500	13,600
NOL carry forwards	—	181,700
Research credits	3,200	422,700

	276,700	630,100

Deferred tax liabilities
Depreciation	(279,000)	(44,600)
Deferred state taxes	(16,700)	(84,500)

	(295,700)	(129,100)

Net deferred tax asset (liability)	$(19,000)	$501,000

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
Note 6: Employee Benefits
The Company maintains a 401(k) plan covering substantially all of its employees. Participants in the plan may contribute up to a maximum limit as set by the IRS. The Company matches 25% of the participants’ contributions up to 6%. The Company’s total contributions to the plan were $136,412 for 2008 and $103,530 for 2007.
Note 7: Concentrations
The Company’s customer base consists primarily of higher education schools, K-12 schools and publishing companies. Net sales to major customers (defined as a customer who provided in excess of 10% of total sales) approximated 4% and 16% of sales to one customer in 2008 and 2007. There were no accounts receivable due from major customers (defined as a customer with a greater than 10% accounts receivable balance of total accounts receivable) at December 31, 2008 and 2007. The Company performs ongoing evaluations of its customers’ credit worthiness, but generally does not require collateral.
Note 8: Accounting for Stock-Based Compensation
On November 15, 2001, the Company established the ANGEL Learning, Inc. 2001 Stock Option Plan (the “Plan”), which is shareholder approved, as an incentive to retain and attract highly qualified persons as officers, employees, directors, consultants, advisors and other key service providers, to encourage a sense of proprietorship among such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. Pursuant to the Plan, eligible participants can be granted incentive and/or non-qualified options to purchase shares of the Company’s common stock at a price not less than the fair market value of such shares as of the date of the grant. As of December 31, 2007, the Company had reserved three hundred and forty thousand (340,000) shares of common stock for issuance under the Plan. Options are generally awarded throughout the year, have 10-year contractual terms and vest 25% on the first anniversary of the grant date with the remainder vesting in equal monthly amounts over the next 36 months. Certain option and share awards provide for accelerated vesting if there is a change in control.

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
The Company accounts for the Plan pursuant to the provisions of Statement of Financial Accounting Standards FAS 123R. The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatility is calculated using the calculated value method pursuant to FAS 123R and is based on the historical volatility of the Dow Jones Software and Services Index for the expected term of the option. Although the Company uses historical data to estimate option exercise and employee termination within the valuation model, the expected term of options granted is calculated using a simplified method as suggested in Staff Accounting Bulletin No. 107, Share-Based Payment (SAB107) published by the United States Securities and Exchange Commission (SEC) and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	2008	2007

Expected volatility	19.12%	19.65%
Expected dividends	—	—
Expected term	6 years	6 years
Risk-free rate	2.9% - 3.6%	3.8% - 4.9%
Total compensation cost recognized in the income statement for share-based payment arrangements during 2008 was $191,649 and $142,234 during 2007.
A summary of option activity under the Plan as of December 31, 2008, and changes during the year then ended, is presented below:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
	Shares	Exercise Price	Term

Outstanding, beginning of year	236,887	$5.43
Granted	24,187	36.86
Exercised	(58,984)	4.20
Forfeited	(20,828)	15.55

Outstanding, end of year	181,262	$13.74	6.72

Exercisable, end of year	66,783	$8.87	6.02

ANGEL Learning, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
The weighted-average grant-date fair value of options granted during 2008 and 2007 was $10.08 and $5.45, respectively. The total intrinsic value of options exercised during the years ended December 31, 2008 and 2007 was $1,942,483 and $337,078.
As of December 31, 2008 and 2007, there was $392,264 and $374,588 of total unrecognized compensation cost related to unexercised share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over the next 2.32 years using a weighted-average.
Note 9: Contingencies
     General Litigation
The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.
Note 10: Significant Estimates and Concentrations
     Current Economic Conditions
Current economic conditions could adversely affect our results of operations in future periods. The current instability in the financial markets may make it difficult for certain of our customers to obtain financing, which may significantly impact our revenues.
Note 11: Related Party Transactions
During 2008, the Company paid $75,000 for application hosting services to a related entity, through common stock ownership.
Note 12: Subsequent Event
On March 30, 2009, the Company paid a cash dividend of $3.00 for each share of common stock issued and outstanding as of that date. The total amount paid was $2,000,526.